UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Renewable Energy Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-4785427
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

416 South Bell Avenue Ames, Iowa	50010
(Address of principal executive offices)	(Zip Code)

Securities to be Registered Pursuant to Section 12(b) of the Act

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☒

Securities Act registration statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Series B Preferred Stock, par value $.0001

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Series B Preferred Stock, par value $.0001 per share (the “Preferred Stock”), of Renewable Energy Group, Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of capital stock” in the prospectus included in the Registrant’s Form S-1 Registration Statement (File No. 333-175627), initially filed with the Securities and Exchange Commission on July 18, 2011, as amended from time to time (the “Registration Statement”), and is incorporated herein by reference.

Item 2.	Exhibits.

3.1	Third Amended and Restated Certificate of Incorporation of Renewable Energy Group, Inc. (the “Company”), effective as of January 24, 2012 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A filed September 8, 2011)

3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A filed November 18, 2011)

4.1	Specimen Series B Preferred Stock Certificate of the Company

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Renewable Energy Group, Inc.

Dated: April 26, 2013	By:	/s/ Daniel J. Oh
Daniel J. Oh
President and Chief Executive Officer

Exhibit List

3.1	Third Amended and Restated Certificate of Incorporation of Renewable Energy Group, Inc. (the “Company”), effective as of January 24, 2012 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A filed September 8, 2011)

3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A filed November 18, 2011)

4.1	Specimen Series B Preferred Stock Certificate of the Company